Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On January 30, 2026, Standard BioTools Inc. (the "Company") completed the sale of all of the equity interests of SomaLogic, Inc. (“SomaLogic”), Sengenics Corporation LLC, and Sengenics Corporation Pte Ltd (collectively, the "Disposed Entities") to Illumina, Inc. (“Illumina”) pursuant to the Stock Purchase Agreement (the “Purchase Agreement”) dated June 22, 2025, by and between the Company and Illumina (such transaction, the "Transaction"). The Disposed Entities comprised the Company's SomaScan® Business, including its SomaScan assay platform and related products and services. The Company retained its mass cytometry and microfluidics businesses, which were not part of the Transaction.

The Company received net cash proceeds of approximately $363.7 million at the closing of the Transaction. The total consideration received by the Company from Illumina at closing is subject to customary post-closing adjustments as set forth in the Purchase Agreement. In addition, the Company is eligible to receive contingent earnout payments of up to $75 million based on the achievement of specified revenue thresholds for net revenue generated from SomaScan assay services or any other SOMAmer-based assay services and sales of SOMAmer-based array kits and SOMAmer-based next-generation sequencing library preparation kits in fiscal years 2025 and 2026. The Company will also receive a 2% royalty on net revenues generated from sales of SOMAmer-based NGS library preparation kits for 10 years following the closing of the Transaction and a co-exclusive license to intellectual property relating to Single SOMAmer commercialization in singleplex affinity assays.

SomaLogic had previously entered into a Collaboration Agreement, dated as of December 31, 2021, by and between SomaLogic and Illumina Cambridge, Ltd. (as amended on November 14, 2022, June 15, 2023, September 21, 2023 and June 23, 2025, the “Collaboration Agreement”) for the joint development and commercialization of co-branded kits combining Illumina's Next Generation Sequencing technology with SomaScan technology. As a result of the closing of the Transaction, the Company no longer has any subsidiary that is party to the Collaboration Agreement, and neither the Company nor any of its subsidiaries will be entitled to any royalties or other payments under the Collaboration Agreement.

The following unaudited pro forma condensed consolidated financial information is based on the Company's historical consolidated financial statements, which were prepared in accordance with United States generally accepted accounting principles adjusted to give effect to the sale of the Disposed Entities. The unaudited pro forma condensed consolidated balance sheet presents the Company's financial position as of September 30, 2025 as if the Transaction had been completed on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2024 and for the nine months ended September 30, 2025 presents results of operations as if the Transaction had been completed on January 1, 2024. The pro forma information reflects adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position as of September 30, 2025 and results of operations for the nine months ended September 30, 2025 and year ended December 31, 2024. This unaudited pro forma financial information should be read in conjunction with the Company's historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what the Company's actual results of operations or financial position would have been had the Transaction occurred on the dates indicated, nor are they necessarily indicative of the Company's future results of operations or financial position. The unaudited pro forma adjustments are based upon currently available information, estimates and assumptions that the Company’s management believes are reasonable as of the date hereof. The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages, which should be read together with the unaudited pro forma condensed consolidated financial statements. The pro forma adjustments reflect the elimination of results of operations and disposition of assets and liabilities directly attributable to the Disposed Entities, the receipt of Transaction consideration net of estimated Transaction and closing costs, recognition of gain on sale, and contractual arrangements entered into in connection with the Transaction.

STANDARD BIOTOOLS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2025

(in thousands)

	Standard BioTools Inc. (as reported)	Pro Forma Adjustments	Note 2	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$129,418	$348,876	A	$478,294
Short-term investments	65,485	-		65,485
Accounts receivable, net	13,536	-		13,536
Inventory	25,418	-		25,418
Contingent consideration	-	25,000	B	25,000
Prepaid expenses and other current assets	7,906	-		7,906
Current assets held for sale	230,676	(230,676)	C	-
Total current assets	472,439	143,200		615,639
Property and equipment, net	20,738	-		20,738
Operating lease right-of-use asset, net	23,453	-		23,453
Other non-current assets	3,521	-	-	3,521
Long-term investments	19,485	-		19,485
Non-current assets held for sale	-	-		-
Total assets	$539,636	$143,200		$682,836
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,619	$-		$6,619
Accrued liabilities	30,810	6,928	D	37,738
Operating lease liabilities, current	5,113	-		5,113
Deferred revenue, current	40,111	(29,891)	E	10,220
Deferred grant income, current	3,098	-		3,098
Current liabilities held for sale	22,214	(22,214)	C	-
Total current liabilities	107,965	(45,177)		62,788
Convertible notes, non-current	299	-		299
Deferred tax liability	1,139	-		1,139
Operating lease liabilities, non-current	21,977	-		21,977
Deferred revenue, non-current	2,366	-		2,366
Deferred grant income, non-current	5,031	-		5,031
Other non-current liabilities	1,200	3,297	F	4,497
Non-current liabilities held for sale	-	-		-
Total liabilities	139,977	(41,879)		98,098
Commitments and contingencies (Note 1)
Stockholders’ equity:
Preferred stock: $0.001 par value, 10,000 shares authorized; no shares issued and outstanding	-	-		-
Common stock: $0.001 par value, 600,000 shares authorized; 402,194 shares issued; 383,614 shares outstanding	401	-		401
Additional paid-in capital	1,726,032	-		1,726,032
Accumulated other comprehensive loss	(477)	-		(477)
Accumulated deficit	(1,279,830)	185,079	G	(1,094,751)
Treasury stock at cost: 18,580 shares	(46,467)	-		(46,467)
Total stockholders’ equity	399,659	185,079		584,738
Total liabilities and stockholders’ equity	$539,636	$143,200		$682,836

See accompanying notes

STANDARD BIOTOOLS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2025

(in thousands)

	Standard BioTools Inc. (as reported)	Pro Forma Adjustments	Pro Forma
Revenue:
Product revenue	$44,254	$-	$44,254
Services and other revenue	17,282	-	17,282
Total revenue	61,536	-	61,536
Cost of revenue:
Cost of product revenue	20,767	-	20,767
Cost of services and other revenue	9,608	-	9,608
Total cost of revenue	30,375	-	30,375
Gross profit	31,161	-	31,161
Operating expenses:
Research and development	18,018	-	18,018
Selling, general and administrative	84,524	-	84,524
Restructuring and related charges	12,707	-	12,707
Transaction and integration expenses	1,517	-	1,517
Total operating expenses	116,766	-	116,766
Loss from operations	(85,605)	-	(85,605)
Bargain purchase gain	-	-	-
Interest income	7,517	-	7,517
Interest expense	(21)	-	(21)
Other (expense) income, net	3,438	-	3,438
Loss before income taxes	(74,671)	-	(74,671)
Income tax (expense) benefit	1,944	-	1,944
Net loss from continuing operations	$(72,727)	$-	$(72,727)
Net loss per share, basic and diluted	(0.19)	-	(0.19)
Shares used in computing net loss per share, basic and diluted	380,468		380,468

See accompanying notes

STANDARD BIOTOOLS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2024

	Standard BioTools Inc. (as reported)	Pro Forma Adjustments	Note 2	Pro Forma
Revenue:
Product revenue	$88,568	$(23,139)	H	$65,429
Services revenue	81,133	(56,164)	H	24,969
Collaboration and other revenue	4,731	(4,121)	H	610
Total revenue	174,432	(83,424)		91,008
Cost of revenue:
Cost of product revenue	47,729	(17,077)	H	30,652
Cost of services revenue	42,265	(26,792)	H	15,473
Cost of collaboration and other revenue	176	(176)	H	-
Total cost of revenue	90,170	(44,045)		46,125
Gross profit	84,262	(39,379)		44,883
Operating expenses:
Research and development	62,411	(33,580)	H	28,831
Selling, general and administrative	156,608	(56,700)	H, I	99,908
Restructuring and related charges	12,500	-		12,500
Transaction and integration expenses	27,979	-		27,979
Total operating expenses	259,498	(90,280)		169,218
Loss from operations	(175,236)	50,901		(124,335)
Bargain purchase gain	25,213	-		25,213
Interest income	20,199	-		20,199
Interest expense	(3,316)	-		(3,316)
Other (expense) income, net	(5,172)	164	H	(5,008)
Loss before income taxes	(138,312)	51,065		(87,247)
Income tax (expense) benefit	(573)	31	H	(542)
Net loss	(138,885)	51,096		(87,789)
Induced conversion of redeemable preferred stock	(46,014)	-		(46,014)
Net loss attributable to common stockholders	$(184,899)	$51,096		$(133,803)
Net loss per share, basic and diluted	$(0.52)			$(0.38)
Shares used in computing net loss per share, basic and diluted	353,245			353,245

See accompanying notes

1. Description of the Disposition and Basis of Presentation

Transaction Overview

On January 30, 2026, the Company completed the sale of the Disposed Entities to Illumina pursuant to the Purchase Agreement for approximately $363.7 million in net cash. The total consideration received by the Company from Illumina at closing is subject to customary post-closing adjustments as set forth in the Purchase Agreement. In addition, the Company is eligible to receive up to $75 million in earnout payments, consisting of up to $25 million based on fiscal year 2025 performance and up to $50 million based on fiscal year 2026 performance, in each case payable upon the achievement of specified targets for net revenue generated from SomaScan assay services or any other SOMAmer-based assay services and sales of SOMAmer-based array kits and SOMAmer-based NGS library preparation kits.

Consideration received upon closing of the Transaction was calculated as follows:

Cash consideration (net)	$363,685
Transaction expenses	(18,365)
Net cash proceeds	345,320
Realizable contingent consideration (i)	25,000
Net consideration received	$370,320

(i) Represents the realizable value of the contingent consideration based on revenues earned in 2025. The Company is eligible to receive an additional $50.0 million contingent upon achievement of specified revenue thresholds during fiscal year 2026.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 gives effect to the Transaction as if it had occurred on September 30, 2025. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024 gives effect to the Transaction as if it had occurred on January 1, 2024. The pro forma adjustments, which are further described in Note 2, include:

•	Elimination of results of operations and disposition of assets and liabilities directly attributable to the Disposed Entities;

•	Receipt of Transaction consideration, net of Transaction and closing costs;

•	Recognition of gain on sale;

•	Contractual arrangements entered into in connection with the Transaction, including a transition services agreement with Illumina, and Transaction bonuses payable to certain employees upon closing.

The Company determined that the Disposed Entities met the held-for-sale criteria under ASC 360, Property, Plant, and Equipment, and the discontinued operations criteria under ASC 205, Presentation of Financial Statements, during the second quarter of 2025. Accordingly, the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2025 presented the Disposed Entities as held-for-sale and as discontinued operations for all periods presented. No pro forma adjustments to the statement of operations for the nine months ended September 30, 2025 were necessary, as that period already reflects the full effect of removing the Disposed Entities from continued operations presentation.

Because the historical statement of operations for the year ended December 31, 2024 does not reflect discontinued operations presentation, the pro forma adjustments include the full effect of removing the Disposed Entities from continuing operations. Additionally, as the Disposed Entities were acquired by the Company in January 2024, the Company's historical consolidated financial statements for periods prior to the acquisition do not include the operations of the Disposed Entities and no pro forma adjustments are necessary for the years ended December 31, 2023 or 2022.

2. Pro Forma Adjustments

The pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial statements are as follows:

A)	Reflects the estimated cash consideration received upon closing of the Transaction and the settlement of retention bonuses paid by the Company, as follows:

Cash consideration (net)	$363,685
Less: Transaction expenses settled at close	(14,810)
Pro forma adjustment to Cash and cash equivalents	$348,876

B)	Reflects recognition of a contingent consideration asset at its estimated realizable value of $25.0 million as of the closing date. The realizable value was estimated based on revenue targets that were achieved during fiscal year 2025. The Company is eligible to receive an additional $50.0 million contingent upon the achievement of specified revenue thresholds during fiscal year 2026.

C)	Reflects the disposition of assets and liabilities directly attributable to the Disposed Entities which were classified as held-for-sale as of September 30, 2025.

D)	Reflects the recognition of accrued expenses as follows:

Transaction expenses	$3,555
Retention bonuses	1,073
Taxes payable	2,300
Pro forma adjustment to Accrued liabilities	$6,928

E)	Eliminates deferred revenue associated with the Collaboration Agreement between SomaLogic and Illumina, which was assumed by Illumina concurrent with completion of the Transaction. Upon assumption, the Company's remaining performance obligations were extinguished, resulting in the recognition of previously deferred revenue under ASC 606, Revenue from Contracts with Customers. The related revenue is reflected in discontinued operations and therefore excluded from the pro forma presentation of continuing operations. The remaining deferred revenue balance, both current and non-current, relates to the separate business operations of the Company and is not related to the Disposed Entities or the Transaction.

F)	Reflects the recognition of an indemnification liability associated with the potential future settlement of contingent payments to former employees of SomaLogic.

G)	Reflects the gain on sale as a result of the Transaction, as well as the impact to accumulated deficit resulting from the recognition of previously deferred revenue associated with the Collaboration Agreement (Note 2E), the recognition of accrued expenses for retention bonuses and taxes payable upon completion of the Transaction (Note 2D), and the recognition of the indemnification liability (Note 2F). The gain on sale resulting from the completion of the Transaction was calculated as follows:

Net consideration received	$370,320
Net assets divested	208,462
Gain on sale	$161,858

H)	Reflects the elimination of revenues, costs, and expenses directly attributable to the Disposed Entities. This adjustment is necessary for the year ended December 31, 2024 as the historical 10-K balances did not yet reflect discontinued operations presentation. No adjustment is necessary for the nine months ended September 30, 2025 as that period already reflects discontinued operations presentation.

I)	Reflects income to be received under a transition services agreement with Illumina, which is assumed to commence on January 1, 2024 for purposes of the pro forma statements of operations. The pro forma adjustment offsets selling, general, and administrative expense by $3.2 million for the year ended December 31, 2024. The transition services agreement has a term of six months; accordingly, no adjustment is necessary for the nine months ended September 30, 2025.